ASSIGNMENT OF PERMITS, ETC.
                               (Per Section 7.2.7)

      ANGELES PARTNERS XIV, a California limited partnership ("Assignor), for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby transfers, assigns and conveys unto MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership ("Assignee") all of its right, title and interest in and to any and all permits, licenses and certificates and other authority granted to Assignor related to, or granted, held or possessed in connection with or arising out of the ownership, occupation and operation of that certain commercial property being sold by Assignor to Assignee pursuant to that certain Purchase Agreement dated February 7, 1996, as amended and assigned, and which is located in Montgomery County, Ohio as more fully described on Exhibit A attached hereto and incorporated by reference herein, to the full extent that any such permit, license, certificate or authority is assignable or transferable by Assignor.
      IN WITNESS WHEREOF, the Assignor has executed the within Assignment this ______ day of ______________________, 1996.

                                    ANGELES PARTNERS XIV, a California
                                    limited partnership

                                    By:   Angeles Realty Corporation II,
                                          general partner of Angeles
                                          Partners XIV

                                    By:

                                    Its:


                                    EXHIBIT B

                                     LEASES



      Tenant                                    Security Deposit

1.    Lytton, Inc.
      (expires __________________)